UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 Calle De San Francisco Suite 200 PMB 2106
San Juan, Puerto Rico	00901-1607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 383-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2024, Unusual Machines, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dominari Securities LLC (“Dominari”) to serve as the managing underwriter relating to the Company’s initial public offering of 1,250,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), and up to an additional 187,500 Shares potentially issuable upon exercise of the underwriter’s over-allotment option of at a public offering price of $4.00 per share. Pursuant to the Underwriting Agreement, in exchange for Dominari’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to Dominari at a purchase price of $4.00 and issue Dominari and/or its designees a warrant, exercisable for five years (the “Warrant”), to purchase a total of 62,500 shares of our Common Stock. Such Warrant will be exercisable at $5.00 per share, which is equal to 125% of the public offering price.

The offer and sale of the Shares, and the issuance of the Warrant, were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-270519), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 13, 2024. The final prospectus dated February 13, 2024, was filed with the SEC on February 15, 2024 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

The closing of the public offering took place on February 16, 2024. At the closing, the Company issued the Shares in exchange for total gross proceeds of $5,000,000. After deducting underwriting discounts and commissions, and other offering expenses, the Company received net proceeds of approximately $3,725,000. The Company used the net proceeds from the public offering to acquire two drone companies as described in the Registration Statement, and it intends to use the balance of the net proceeds for working capital and general corporate purposes. The Company also issued the Warrants to Dominari and its designees at the closing.

The Underwriting Agreement contained customary representations, warranties, and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and Dominari, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Company’s officers, directors, and certain stockholders, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 180 days, without the prior written consent of Dominari.

The foregoing descriptions of the Underwriting Agreement and the Warrant does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement and the Warrant which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report and are incorporated herein by reference.

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Item 8.01. Other Events.

On February 14, 2024, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On February 16, 2024, the Company issued a press release announcing it had closed the underwritten public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 14, 2024, by and between Unusual Machines, Inc. and Dominari Securities, LLC
4.1	Form of Representative’s Warrant
99.1	Press Release Dated February 14, 2024
99.2	Press Release dated February 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: February 16, 2024	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Financial Officer

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